FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

CHESAPEAKE ENERGY CORPORATION

(Exact name of obligor as specified in its charter)

Oklahoma	73-1395733
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Carmen Acquisition, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1604860
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Acquisition, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1528271
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Energy Louisiana Corporation

(Exact name of obligor as specified in its charter)

Oklahoma	73-1524569
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake EP, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	48-1270813
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Exploration Limited Partnership

(Exact name of obligor as specified in its charter)

Oklahoma	73-1384282
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Louisiana, L.P.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1519126
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Operating, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1343196
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Panhandle Limited Partnership

(Exact name of obligor as specified in its charter)

Oklahoma	73-1565350
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Royalty, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1549744
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Gothic Production, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1539475
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nomac Drilling Corporation

(Exact name of obligor as specified in its charter)

Oklahoma	73-1606317
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Mountain Front, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1238619
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake ORC, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	71-0934234
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sap Acquisition, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1622555
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake-Staghorn Acquisition L.P.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1612854
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake KNAN Acquisition, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1300132
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake ENO Acquisition, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	82-0553595
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake South Texas Corp.

(Exact name of obligor as specified in its charter)

Oklahoma	41-2050649
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Focus, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	33-1021135
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Sigma, L.P.

(Exact name of obligor as specified in its charter)

Oklahoma	27-0029884
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

MC Mineral Company, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	61-1448831
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Oxley Petroleum Co.

(Exact name of obligor as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1508537 (I.R.S. employer identification no.)

John C. Oxley, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1508539 (I.R.S. employer identification no.)

Chesapeake Zapata, L.P.

(Exact name of obligor as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	20-0322339 (I.R.S. employer identification no.)

Chesapeake Permian, L.P.

(Exact name of obligor as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	20-0701951 (I.R.S. employer identification no.)

Chesapeake PRH Corp.

(Exact name of obligor as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	20-0877783 (I.R.S. employer identification no.)

Chesapeake Permian Acquisition, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1592437 (I.R.S. employer identification no.)

6100 North Western Avenue Oklahoma City, Oklahoma (Address of principal executive offices)	73118 (Zip code)

7.50% Senior Notes due 2014

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of June, 2004.

THE BANK OF NEW YORK

By:	/S/ MARY LAGUMINA
	Name:	MARY LAGUMINA
	Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,589,012
Interest-bearing balances	8,872,373
Securities:
Held-to-maturity securities	1,382,393
Available-for-sale securities	21,582,893
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	792,900
Securities purchased under agreements to resell	932,155
Loans and lease financing receivables:
Loans and leases held for sale	555,415
Loans and leases, net of unearned income	36,884,850
LESS: Allowance for loan and lease losses	628,457
Loans and leases, net of unearned income and allowance	36,256,393
Trading Assets	3,654,160
Premises and fixed assets (including capitalized leases)	929,969
Other real estate owned	319
Investments in unconsolidated subsidiaries and associated companies	247,156
Customers’ liability to this bank on acceptances outstanding	215,581
Intangible assets
Goodwill	2,687,623
Other intangible assets	752,283

Other assets	7,905,137

Total assets	$89,355,762

LIABILITIES
Deposits:
In domestic offices	$33,940,195
Noninterest-bearing	13,973,047
Interest-bearing	19,967,148
In foreign offices, Edge and Agreement subsidiaries, and IBFs	22,717,175
Noninterest-bearing	447,242
Interest-bearing	22,269,933
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	442,904
Securities sold under agreements to repurchase	671,802
Trading liabilities	2,452,604
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	10,779,148
Bank’s liability on acceptances executed and outstanding	217,705
Subordinated notes and debentures	2,390,000
Other liabilities	7,230,967

Total liabilities	$80,842,500

Minority interest in consolidated subsidiaries	141,523

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,080,657
Retained earnings	5,021,014
Accumulated other comprehensive income	134,784
Other equity capital components	0

Total equity capital	8,371,739

Total liabilities minority interest and equity capital	$89,355,762

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                Thomas J. Mastro,

Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors